UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 4, 2010
P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23 -0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania	17401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717 225 4711
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends P.H. Glatfelter Company’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2010 to correct certain information as follows:
The Share Purchase Agreement entered into by the Company is corrected to read as “with Brookfield Special Situations Management Limited (f/k/a Tricap Management Limited)” instead of “with Tricap Management Limited”.
The date of the press release issued by the Company and the date of the related teleconference are each corrected to read January 5, 2010, instead of January 5, 2009.
The full text of the previously filed Form 8-K is repeated in its entirety below, with corrections.
Item 1.01 Entry into a Material Definitive Agreement.
Share Purchase Agreement
On January 4, 2010, P.H. Glatfelter Company (the “Company”) and Glatfelter Canada Inc. (“Buyer”), a wholly owned subsidiary of the Company, entered into a definitive share purchase agreement (the “Share Purchase Agreement”) with Brookfield Special Situations Management Limited (f/k/a Tricap Management Limited) (“Vendor”).
The Share Purchase Agreement provides that, subject to the terms and conditions set forth therein, Buyer will acquire all of the issued and outstanding shares of Concert Industries Corp. (“Concert”) from Vendor (the “Transaction”) for C$246.5 million in cash, subject to a post-closing working capital adjustment. C$15 million of the purchase price (the “Escrow Amount”) will be deposited by Buyer in an escrow account at closing in order to provide security for any working capital adjustment and certain indemnification obligations of Vendor under the Share Purchase Agreement. C$7.5 million of the Escrow Amount (less any amounts paid following the completion of the post-closing working capital adjustment and any amounts relating to paid or pending indemnification claims) will be released six months following the closing date, and any remaining Escrow Amount (less any amounts any amounts relating to paid or pending indemnification claims) will be released twelve months following the closing date.
In addition, Brookfield Asset Management Inc. has agreed to guarantee: (i) the payment obligations of Vendor under the indemnification provisions contained in the Share Purchase Agreement up to a cap of C$10 million; and (ii) the payment of any claims brought by the Company or Buyer against Vendor for fraud, intentional misconduct or intentional misrepresentation under the Share Purchase Agreement up to a cap of C$25 million, with an aggregate cap under the guarantee of C$25 million.
The parties have made customary representations and warranties in the Share Purchase Agreement and are subject to customary pre-closing covenants, including covenants to use their reasonable best efforts to (i) obtain German regulatory approval and (ii) take such other actions as may be necessary, proper or advisable in order to consummate the Transaction. The Company has agreed, among other things, to use its reasonable best efforts to arrange US$100 million of debt financing in connection with the Transaction on the terms and conditions set forth in a commitment letter from Credit Suisse and Credit Suisse Securities (USA) LLC (as described below) or an alternative financing arrangement, provided such alternative financing arrangement does not impose additional conditions precedent to, or materially delay, the closing. In addition, Vendor has agreed, among other things: (i) to conduct the Company’s business in the ordinary course between signing and closing; (ii) not to solicit any competing transactions prior to closing; and (iii) to assist the Company with its efforts to obtain any debt financing required in connection with the Transaction.
The Transaction is subject to customary closing conditions, including, among others: (i) the availability to the Company of up to US$100 million in debt financing; (ii) the absence of any material adverse change on Concert; (iii) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party; and (iv) receipt of German regulatory approval.
Each party will be indemnified for (i) breaches of representations and warranties; and (ii) non-performance of covenants and agreements. Subject to certain exceptions, the obligations of the parties to indemnify each other for breaches of representations and warranties survive for 18 months following the closing date and are subject to a cap of C$25 million, a deductible of C$1.5 million and a de minimis of C$40,000.
The Share Purchase Agreement contains certain termination rights of the parties, including the right of any party to terminate if the closing has not occurred by March 15, 2010 or, under certain limited circumstances, by April 30, 2010.
Debt Commitment Letter
The Company entered into a credit facility commitment letter dated January 4, 2010 (the “Debt Commitment Letter”) with Credit Suisse and Credit Suisse Securities (USA) LLC (together, the “Arrangers”) pursuant to which the Arrangers have committed to provide the Company a credit facility in an amount up to US$100 million, on the terms and conditions set forth in the Debt Commitment Letter. This commitment is subject to certain customary conditions precedent and the negotiation of a mutually acceptable credit agreement.
Item 7.01 Regulation FD Disclosure.
On January 5, 2010, the Company issued a press release announcing the signing of the definitive Share Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
On January 5, 2010, the Company also held a teleconference to discuss the Transaction. A copy of the transcript from the teleconference is furnished herewith as Exhibit 99.2.
The information furnished under this Item 7.01 and Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
A copy of the press release, dated January 5, 2010, announcing the signing of the definitive Share Purchase Agreement is furnished herewith as Exhibit 99.1.
A copy of the transcript from the Company’s teleconference held on January 5, 2010 to discuss the Transaction is furnished herewith as Exhibit 99.2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company
January 6, 2010	By:	John P. Jacunski
		Name:	John P. Jacunski
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	A copy of the press release, dated January 5, 2010, announcing the signing of the definitive Share Purchase Agreement, is furnished herewith as Exhibit 99.1.

99.2.	A copy of the transcript from the Company’s teleconference held on January 5, 2010 to discuss the Transaction is furnished herewith as Exhibit 99.2.